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                                  EXHIBIT 10.6

                     SECOND ADDENDUM TO LEASE BY AND BETWEEN

                      ADVENT REALTY LIMITED PARTNERSHIP AND

                   HOMELIFE REALTY SERVICES DATED JULY 8, 1993

                           FOR THE PROPERTY LOCATED AT

         4100 NEWPORT PLACE, SUITE 730, NEWPORT BEACH, CALIFORNIA 92660


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                            SECOND ADDENDUM TO LEASE

         THIS SECOND ADDENDUM TO LEASE (this "Second Addendum") is entered into this 8th day of JULY 1993 by and between ADVENT REALTY LIMITED PARTNERSHIP II, a Delaware limited partnership, ("Landlord") and HomeLife Realty Services, Inc., a Delaware corporation, ("Tenant").

                                    RECITALS

         A. Landlord and Tenant have entered into that certain Office Lease (the "Lease") dated as of April 12, 1990 as amended by that certain First Addendum To Lease of even date, therewith (the "First Addendum"), with respect to space in the building known as 4100 Newport Place, Newport Beach, California.

         B. Landlord and Tenant now desire to renew and extend the terms of the Lease and First Addendum and amend by this writing those terms and conditions as herein provided.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Landlord and Tenant agree as follows:

         1. DEFINED TERMS. All capitalized terms used but not defined in this Second Addendum shall have the meanings ascribed to such terms in the Lease and First Addendum. All references in the Lease, the First Addendum and this Second Addendum shall mean the Lease and First Addendum as amended by this Second Addendum.

         2. TERM. The term of the Lease is hereby renewed and extended to cover the period commencing July 8, 1993 and terminating June 30th, 1996.

         3. PREMISES (Section II, Article 1), Suite 730, encompassing approximately 2,630 rentable square feet on the seventh floor in the Building.

         4. BASE ANNUAL RENTAL. Commencing July 1, 1993 and thereafter during the Term, as extended by this Second Addendum, the Annual Base Rent shall be the amount of Forty-Nine Thousand Nine Hundred Twenty Two Dollars and Sixteen Cents ($49,922.16), payable by Tenant in equal consecutive Monthly Installments commencing July 1, 1993 and thereafter during the Term, in the amount of Four-Thousand One Hundred Sixty Dollars and Eighteen Cents ($4,160.18).

         5. ABATEMENT OF RENT. Landlord hereby agrees to conditionally waive Fifty Percent (50%) of the Base Rent due under this Second Addendum for the months of July, August, September, October, November and December, 1993. The Fifty Percent (50%) abatement equals Two Thousand Eighty Dollars and Nine Cents ($2,080.09) for each of the aforementioned six months. In the event Tenant commits a default, as defined in section 18 of the Lease, Base Rent coming due thereafter shall not be waived, and all Base Rent that Landlord conditionally waived in the past shall be immediately due and payable by Tenant to Landlord without notice or demand from Landlord. If the Lease expires, as modified by this Second Addendum, in accordance with its terms, and does not terminate as a result of a default by Tenant, Landlord agrees to permanently waive the Base Rent has conditionally waived.

         6. TERMINATION OF LEASE. Subject to the faithful performance of the Lease, Landlord hereby grants to Tenant the option to terminate this Lease upon all of the following conditions:

                  (a) Tenant shall give to Landlord written notice of its election to terminate this Lease at least one hundred eighty (180) days prior to the termination date, time being of the essence, however, said notification to Landlord shall be no sooner than the expiration of the eighteenth (18th) month of the Lease, as modified by this Second Addendum.

                  (b) As a condition to the effectiveness of this option, Tenant shall pay to Landlord on or before the termination date an amount (the "Termination Payment") equal to the portion of the unamortized Broker's commission and Tenant Improvement construction costs paid by Landlord as a part of this renewal. The Broker's commission on this Second Addendum is Two-Thousand Seven Hundred Forty Five Dollars and Seventy-Two Cents ($2,745.72). The Tenant Improvement construction costs will be determined and delineated once all costs have been compiled.

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                  (c) This option, granted to Tenant is personal to the
original Tenant and may be exercised only by the original Tenant while occupying the entire premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant, including, without limitation, any permitted transferee as defined in section 3 of the Lease. The option herein granted to Tenant is not assignable separate or apart from this Lease, nor may this option be separated from the Lease in any manner, either by reservation or otherwise. If at any time this option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to any portion of the Premises, this option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the option.

         7. BASE YEAR. The Base Year for computing the Base Amount for Operating Expenses and Taxes shall equal the amount of operating Expenses and Taxes actually incurred in calendar year 1993, as appropriately adjusted to reflect a completed Building with ninety-five percent (95%) occupancy.

         8. TENANT IMPROVEMENTS/AS-IS CONDITION. Landlord and Tenant agree that Tenant is accepting the Premises in an "as-is" condition, based upon the attached space plan. However, Landlord at its sole cost and expense will remove an existing wall contiguous to the existing conference room and to patch the carpeting where the wall once existed, as shown on the attached space plan, to allow for an enlargement of the conference room.

         9. PARKING. During the Term of this extension and renewal, Tenant shall have the right to use four (4) unreserved parking spaces at no charge to Tenant. Until such time as Landlord installs parking equipment and controls, including parking gates in the parking structure adjacent to the Building, Tenant's visitors shall be entitled to use the visitor parking areas free of charge. Once Landlord has installed parking equipment in the parking structure, Tenant and/or Tenant's visitors shall pay Landlord's prevailing rates for visitor parking.

         10. SECURITY DEPOSIT. Landlord hereby acknowledges that Tenant has a Security Deposit held by Landlord in the amount of Five-Thousand Eight Hundred Sixty Dollars ($5,860.00).

         11. SHARING OF BROKER'S COMMISSION. Landlord hereby agrees to share the Broker's commission in the amount of Two-Thousand Seven Hundred Forty Five Dollars and Seventy-Two Cents based on the following split:
Fifty-Percent (50%) payable to Tenant and Fifty-Percent (50%) payable to Davis Partners Incorporated, subject to Tenant holding a current and valid California Real Estate Broker's License and providing Landlord with evidence of the same.

         12. NOTICES AND ADDITIONAL NOTICES.

                  (a) The Address for Notice to Landlord referred to in
Section II, Article 27 of the Lease is hereby replaced with the following:

                                    Advent Realty Limited Partnership II
                                    c/o Davis Partners Incorporated
                                    4100 Newport Place Suite 280
                                    Newport Beach, CA 92660

                  (b) This section is hereby further amended to provide that a copy of each notice sent to Landlord under the Lease shall also be delivered, in the same manner and at the same time as it is delivered to Landlord, to Davis Partners Incorporated, 1420 Bristol Street North, Suite 100, Newport Beach, California, 92660, Attention: Mr. James 0. Buckingham.

         13. FULL FORCE AND EFFECT. Except as amended hereby, Landlord and Tenant hereby acknowledge and agree that the Lease is in full force and effect in accordance with its terms, and that neither Landlord or Tenant are in default thereunder.

         IN WITNESS WHEREOF, the parties hereto have respectively executed this Second Addendum as of the date first written above.

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LANDLORD:

Advent Realty Limited Partnership HomeLife Realty Services, Inc., II, a Delaware limited partnership a Delaware corporation

By:      Advent Realty GP II Limited
         Partnership, a Delaware Limited Partnership
         Its General Partner

By:      Advent Realty, Inc.
         A Delaware Corporation
         Its: General Partner

By:       /S/ MICHAEL A. RUANE
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         Michael A. Ruane, Chairman

Tenant:

HomeLife Realty Services, Inc.,
a Delaware Corporation

By:      /S/ ANDREW CIMERMAN
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         Andrew Cimerman
Its:     President

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*It is the intention of the parties hereto that this agreement will be executed on behalf of Landlord by either Michael A. Arthur I. Segel and that the signatures of both Michael A. Ruane and Arthur I. Segel will not be required.